UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 598-0470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Far East Energy (Bermuda), Ltd (the “Borrower”) and Far East Energy Corporation (the “Guarantor”) are in the process of final documentation with an investor for a private placement of senior secured notes. Accordingly, on December 18, 2012, the Borrower, a wholly-owned subsidiary of Far East Energy Corporation (the “Guarantor”), the Guarantor and Standard Chartered Bank (the “Lender”) entered into the Third Amendment (the “Third Amendment”) to the Facility Agreement, dated as of November 28, 2011 (as amended, the “Facility Agreement”), by and among the Borrower, the Guarantor and the Lender.

The Third Amendment extends the termination date of the Facility Agreement and the due date for payment of all accrued interest to January 15, 2013 from December 19, 2012, subject to an earlier termination if the potential investor and other participants to the currently contemplated private placement of senior secured notes notify the Borrower, the Guarantor or the Lender of an intent not to proceed with such private placement. If the transaction that is currently in the process of final documentation does not close or fund by January 15, 2013, then the Borrower and the Guarantor intend to seek an extension and pursue an investment from the other interested investors. The Third Amendment also contains certain customary representations, warranties, releases and confirmations.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Facility Agreement attached as Exhibit 10.1 to the Form 8-K filed on December 2, 2011, the first amendment thereto attached as Exhibit 10.1 to the Form 8-K filed on May 25, 2012, the second amendment thereto attached as Exhibit 10.1 to the Form 8-K filed on November 28, 2012 and the Third Amendment attached as Exhibit 10.1 to this Form 8-K, which are incorporated by reference herein.

This report contains forward-looking statements. Forward-looking statements give the Guarantor’s current expectations or forecasts of future events based on management's beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in the Guarantor’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Forward-looking statements in this report relate to, among other things, the closing of the private placement and the use of proceeds therefrom. There are no assurances that the Guarantor will be able to close any transaction with any potential investor or further extend the Facility Agreement on terms favorable to the Guarantor, if at all. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. The forward-looking statements speak only as of the date made and, other than as required by law, the Guarantor undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This report is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”). This report shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor any sale of these securities in any state in which such offer, solicitation or sale be unlawful prior to registration or qualification under the securities laws of such state. The securities to be offered have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description

10.1	Third Amendment to the Facility Agreement, dated December 18, 2012, among Far East Energy (Bermuda), Ltd., Far East Energy Corporation and Standard Chartered Bank.
99.1	Press Release, dated December 19, 2012.
99.2	Press Release, dated December 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2012

Far East Energy Corporation

By:	/s/ Michael R. McElwrath
Michael R. McElwrath
Chief Executive Officer and President

Index to Exhibits

Exhibit
Number	Description

10.1	Third Amendment to the Facility Agreement, dated December 18, 2012, among Far East Energy (Bermuda), Ltd., Far East Energy Corporation and Standard Chartered Bank
99.1	Press Release, dated December 19, 2012.
99.2	Press Release, dated December 20, 2012.